CONSENT


     The firm of Darilek Butler & Co. P.C., hereby consent to the use of our report for International Test Systems, Inc., a Texas corporation relating to the audited financial statements for period from December 31, 1999, December 31, 1998 and December 31, 1997 in a registration statement on SB-1 of International Test Systems, Inc. to be filed with the Securities and Exchange Commission.


October 24, 2001





                                                     The accounting firm of

                                                     Darilek  Butler & Co.  P.C.

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